UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) June 7, 2012


                            INDEPENDENCE ENERGY CORP.
             (Exact name of registrant as specified in its charter)

          Nevada                      000-54323                  20-3866475
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

3020 Old Ranch Parkway, Suite 300, Seal Beach, CA                   90740
   (Address of principal executive offices)                      (Zip Code)

                                 (562) 799-5588
              (Registrant's telephone number, including area code)

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER ITEMS

On June 7, 2012, our board of directors approved to effect a 5 new for one (1) old forward split of our authorized and issued and outstanding shares of common stock. Upon effect of the forward split, our authorized capital will be increased from 75,000,000 to 375,000,000 shares of common stock and correspondingly, our issued and outstanding shares of common stock will be increased from 24,360,831 to 121,804,155 shares of common stock, all with a par value of $0.001, subject to any share issuances between now and the effective date of the forward split.

We anticipate that these changes will take effect with the State of Nevada and the OTC Bulletin Board on June 22, 2012, subject to a review by the Financial Industry Regulatory Authority ("FINRA"). We will announce the completion of FINRA review and the effectiveness of these changes on the market by filing a Current Report on Form 8-K.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE ENERGY CORP.


/s/ Gregory C. Rotelli
---------------------------------
Gregory C. Rotelli
President and Director

Date: June 8, 2012

                                       2